EXHIBIT 10.31

AOL Confidential	Page 1

EXHIBIT A

SCHEDULE NO. 1 DATED SEPT. 30, 2002 TO
AGREEMENT FOR CONSULTING SERVICES
BETWEEN
AMERICA ONLINE, INC. AND VIEWPOINT CORPORATION
DATED SEPTEMBER 30, 2002 (the “Agreement”)

SCOPE OF WORK (“SOW”)

This SOW describes the production, engineering, and support services to be provided by Viewpoint Corporation (“VWPT”) to America Online, Inc. (“AOL”) with respect to AOL’s “Desktop Themes” product and the “Did You Know (“DYK”) and Show Me” product (the “Project”).

Definitions

“Desktop Themes” are member-selected “skins” that alter the appearance of the AOL Client desktop.

“Did You Know” is a pop-up form which describes a feature or content area of the AOL service and from which members can initiate a “Show Me” animation.

“Show Me” is a 3-dimensional animation that introduces a feature or content area of the AOL service.

“Themes Chooser” is an FDO form which allows members to view thumbnail representations of available themes, select the theme of their choice, or set their Desktop Theme to None.

“Viewpoint Experience Technology (VET)” is a suite of technology that permits websites and other media publishers to integrate, synchronize, deliver, and display a full line of interactive graphics media technologies onto regular Web pages or through other digital container formats such as the AOL client forms.

AOL Confidential	Page 2

1. Technology and Service Deliverables
a. Desktop Themes

i. Example of How it works

Once connected to the AOL service, a member may change his AOL Desktop, reset to the default theme, or set to no theme, from the Master Themes Selector.

The member highlights the thumbnail of his choice in the Theme Chooser and clicks OK.

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The selected theme then appears in the Master Themes Selector as the new thumbnail. The user then clicks “save” to apply the selected theme the client’s desktop background

ii.     Detailed description of services and deliverables:

Viewpoint will provide the following deliverables and all related code and consulting services to AOL by September 30, 2002.

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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AOL Confidential	Page 4

—	[*]

Desktop Themes Content and Support
All Desktop Themes are to be delivered to AOL by September 30, 2002.

•	Provide a “Null” theme that does not skin the client desktop

•	Implement 40 Desktop Themes and matching Themes Chooser thumbnails as specified by AOL

•	Provide a configuration file and art file(s) for each Desktop Theme implemented.

•	Publish all necessary art files to the Rainman server.

•	Develop and document a process for publishing into AOL’s back end systems.

Desktop Themes Authoring Tools and Training
Authoring Tools are to be delivered to AOL by October 30, 2002. Training is to be completed at a mutually agreeable time but no later than November 15, 2002.

•	Provide Authoring tools, templates, utilities, and documentation to enable AOL or its designees to create Desktop Themes and matching thumbnails.

•	Train AOL or its designees how to use Authoring tools to create Desktop Themes and matching thumbnails.

*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AOL Confidential	Page 5

b.     “Did You Know (“DYK”) and Show Me"

i.     Example of How it works

•	A member selects an FDO form that has been enabled with DYK, for example, the Read Mail form.

•	After the form opens, it triggers the DYK pop-up, an FDO form with an oval VET Overlay that appears in the lower right corner of the member’s screen.

•	If the member clicks the SHOW ME! Button, the Did You Know animation (generally 8-14 seconds) begins in the mail form. The animation ends when the character dissolves into the targeted feature drawing the member’s attention to a targeted feature or link.

AOL Confidential	Page 6

ii.     Detailed description of services and deliverables:

Concept and Model Development
All DYK forms and Show Me animations are to be delivered to AOL by October 15,
2002 according to the schedule outlined below.

•	Provide multiple DYK concepts and modeled characters for testing, and modify as directed by AOL.

•	[*]

•	Provide VMP support for triggering Show Me animations.

•	Create and deliver 15 animation sequences, with each sequence to include:

1 DYK oval containing AOL supplied scripts and

1 Show Me animation, as specified by AOL storyboards, to be delivered in VET and OBJ format.

•	Each animation will be subject to approval by AOL and of animation quality at least as good as the Stock Quotes animation delivered by Viewpoint to AOL prior to 9/28/02 in terms of resolution, fluidity of movement, and other visible aspects of animation to the AOL End User. • [*]

•	[*]

•	[*]

•	[*]

•	All deliverables under this SOW are deemed to be UI Content under the Second Amended and Restated License Agreement between Viewpoint and AOL dated September 30, 2002.

iii.     DYK and Show Me Delivery Schedule

Animation	Delivery Date
Welcome Screen (Customize)	9/21/02
8.0 Welcome Area	9/23/02
Music	9/25/02
Email: Spam Tools	9/27/02
Stock Quotes	9/29/02
Search	10/1/02
Games	10/3/02
Parental Controls	10/5/02
Sports Scores	10/7/02
Reminders	10/8/02
Match Chat	10/9/02
Access Numbers	10/10/02
Member Directory	10/11/02
Entertainment	10/12/02
Share/Navigation	10/13/02

*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AOL Confidential	Page 7

2.	Payments:

(a)	Fees:

     $2MM for the software engineering, the Perpetual UI License set forth under Section 2.1(a)(ii) of the License Agreement, 15 Character Animations and 40 Desktop Themes described above.

(b)	Payment Schedule

     AOL will pay two million dollars ($2,000,000) to Viewpoint on or before September 30, 2002.

3.	Consultant Project Manager:

Name: Sree Kotay Fax #: 212 201-0846

4.	AOL Project Manager:

Name: Julie McCool Fax #: 703-265-3842

5.	Term of this Schedule:

N/A

6.	Other Terms:

•	From time to time during the term, AOL may request Viewpoint to create additional Desktop Themes or Character Animations. Subject to execution of a mutually agreeable schedule to the Agreement, Viewpoint agrees to perform such work at the following rates:

a. Rates Per Desktop Themes

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b. Hourly Rates For Character Animation Production

Category	Type	Hourly Rate

Pre-Production	Planning/Storyboards	$147
Models	Models	$142
Digitizing	Digitizing	$105
Animations	Camera and Object Animations	$177
	Animated Textures	$159
	Text Annotations	$145
	Bit-Map Annotations	$282
Photo Studio	Photographic Time	$188
Web Integration	Web Integration	$185
Web Design	Web Design	$199
Post-Production	QA	$172

AOL Confidential	Page 9

AMERICA ONLINE, INC		VIEWPOINT CORP

By:	/s/ Gio Hunt	By:	/s/ Robert E. Rice

Print Name:	Gio Hunt	Print Name:	Robert E. Rice

Title:	SVP, Technology Business Development	Title:	President and CEO

Date:	September 30, 2002	Date:	September 30, 2002